Exhibit 99.1

910 Clopper Road, Suite 220N Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE

GenVec Provides Investor Update

Highlights Ongoing Initiatives Involving the AdenoVerse™ Gene Delivery Platform

GAITHERSBURG, MD – January 20, 2016 – GenVec, Inc. (NASDAQ: GNVC), a clinical-stage gene delivery company, provided an update to investors on recent developments and the company’s strategic focus.

As previously disclosed, on January 8, 2016, GenVec was notified by its partner Novartis that enrollment was paused in the clinical study for CGF166, GenVec’s lead product candidate for hearing loss. This pause was based on a review of data by the trial’s Data Safety Monitoring Board in accordance with criteria in the trial protocol. Novartis will continue to collect safety and efficacy data on the nine patients currently enrolled in the study before determining whether to proceed with incremental patients. GenVec is awaiting further guidance from its partner on the CGF166 study and is committed to updating shareholders when it gains greater clarity.

“While we are disappointed with the pause, as with any first-in-man study, it is important to proceed with care to gain a broad understanding of a product’s therapeutic profile,” said Douglas J. Swirsky, president and CEO of GenVec. “While there is no certainty the trial will continue and timing is also uncertain, we hope enrollment can resume in the coming months and that the trial will be completed sometime in 2017, as previously expected.”

Beyond CGF166, GenVec is studying the potential versatility of GenVec’s AdenoVerse™ platform technology across a wide range of areas including therapeutic gene delivery, vaccines, regenerative medicine, cell therapy (as exemplified in the company’s collaboration with TheraBiologics on a neural stem cell-mediated cancer therapy), oncolytics, gene editing, nucleic acid therapeutics and immunotherapy. On the IP front, GenVec has also recently strengthened its patent portfolio for claims covering its proprietary adenovectors isolated from mountain gorillas and monkeys.

“Going forward, we believe there are multiple opportunities for GenVec. We have increased our business development activities, with an active program in place to seek potential partners and collaborations. The company remains focused on realizing the full value of our AdenoVerse gene delivery platform,” Mr. Swirsky concluded.

The company ended 2015 with approximately $8.7 million (unaudited) in cash and investments. The company believes that existing resources are sufficient to fund its operations into the second quarter of 2017.

About GenVec

GenVec is a clinical-stage gene delivery company focused on developing a pipeline of cutting-edge therapeutics and vaccines using its proprietary AdenoVerse platform. The company is a pioneer in the design, testing and manufacture of adenoviral-based product candidates that can deliver on the promise of gene-based medicine. GenVec's lead product candidate, CGF166, is licensed to Novartis and is currently in a Phase 1/2 clinical study for the treatment of hearing loss and balance disorders. In addition to its internal and partnered pipeline, the company is also focused on opportunities to license its proprietary technology platform, including vectors and production cell lines, for the development and manufacture of therapeutics and vaccines to the biopharmaceutical industry. Additional information about GenVec is available at www.genvec.com and in the company's various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including with respect to GenVec's hearing loss and balance disorders program are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Examples of forward-looking statements contained in this press release include, among others, statements regarding the future of the clinical study for CGF166, the expected scope and potential for business development opportunities, and value that may be able to be realized from GenVec’s AdenoVerse gene delivery platform. GenVec cautions that the forward-looking statements contained in this release are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in, or implied by, the forward-looking statements or historical experience include risks and uncertainties, such as the failure of Novartis to advance GenVec's hearing loss and balance disorders program, the challenges in clinical development, the reliance on third parties including TheraBiologics, and the difficulties in business development activities.  Further information on the factors and risks that could affect GenVec's business, financial conditions and results of operations, are contained in GenVec's filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov, including the risk factors discussed in Item 1A of Part I of GenVec’s Form 10-K for the year ended December 31, 2014.  These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

Contact:

Dian Griesel Int'l.

Media: Susan Forman

Investors: Cheryl Schneider

Telephone: (212) 825-3210

Email:  ir@genvec.com